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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-99615, 333-38857, 333-38859, 333-44505 and 333-92417 of Brady Corporation on
Form S-8 of our report dated September 8, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph as to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 2003.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
October 23, 2003